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                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in McKesson Corporation Registration Statement Nos. 33-86536, 333-00611, 333-02871, 333-21931,
333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226,
333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339,
333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954,
333-62870, 333-67378, 333-67380, 333-84806 and 333-101210 on Form S-8,
Registration Nos. 333-26443, and Amendment No. 1 thereto, 333-85973, 333-50985 and 333-66359 on Form S-3 and Registration Statement Nos. 333-49119, and Amendment No. 1 thereto, and 333-56623 on Form S-4 of our report dated April 29, 2003, except for paragraphs 25, 30, 31 and 32 of Financial Note 18, as to which the date is June 4, 2003 (which expresses an unqualified opinion and contains explanatory paragraphs relating to the adoption of new accounting standards and certain shareholder litigation), appearing in this Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 2003.




/s/ DELOITTE & TOUCHE LLP
San Francisco, California
June 4, 2003